SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                       SCHEDULE 14A--INFORMATION REQUIRED
                              IN A PROXY STATEMENT
                      ------------------------------------
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                      ------------------------------------

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [_]
                      ------------------------------------

Check the appropriate box:

[X]    Preliminary Proxy Statement
[_] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Materials Pursuant toss.240.14a-11(c) orss.240.14a-12

                            AMERICAN ECO CORPORATION
                      ------------------------------------
                (Name of Registrant as Specified in its Charter)


                      ------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)      Title of each class of securities to which transaction applies:

               -----------------------

       2)      Aggregate number of securities to which transaction applies:

               -----------------------

       3)      Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):
                           ----------------------------------------------------

       4)       Proposed maximum aggregate value of transaction:
                                                                ---------------

       5)       Total fee paid:
                               ------------------------------------------------

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)       Amount Previously Paid:
                                       ----------------------------------------

       2)       Form, Schedule or Registration Statement No:
                                                            -------------------

       3)       Filing Party:
                             --------------------------------------------------

       4)       Date Filed:
                           ----------------------------------------------------

                                                               PRELIMINARY PROXY
                                                               -----------------


                            AMERICAN ECO CORPORATION
              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders (the "Meeting") of American Eco Corporation (the "Corporation") will be held at the Crowne Plaza Hotel, Toronto, Ontario, on Tuesday, May 30, 2000 at 4:00 in the afternoon (Toronto time), for the following purposes:

(a) To receive and consider the annual report of management to the shareholders and the consolidated financial statements of the Corporation for the year ended November 30, 1999 and the report of the auditors thereon;

(b)  To elect directors of the Corporation for the ensuing year;

(c) To appoint PricewaterhouseCoopers L.L.P., Certified Public Accountants, as auditors of the Corporation for the current year and to authorize the directors to fix their remuneration;

(d) To consider and if deemed advisable, for marketing purposes, to approve and confirm, a resolution authorizing the Corporation to change the name of the Corporation to Global Outsourcing Corporation or such other name as may be approved by the directors of the Corporation.

(e) To consider and if deemed advisable, for the purpose of encouraging achievement of profit goals for key employees to, approve and confirm, an amendment to the Stock Option Plan of the Corporation;

(f) To consider and if deemed advisable, approve and confirm, a grant of warrants by the Corporation to a consultant for services.

(g) To transact such other business as may properly come before the Meeting or any adjournments thereof.

This notice is accompanied by a form of proxy, a management information circular and the consolidated financial statements of the Corporation for the year ended November 30, 1999.

Shareholders who are unable to attend the Meeting are requested to complete, date, sign and return the enclosed form of proxy so that as large a representation as possible may be had at the Meeting.

The Board of Directors has fixed the close of business on April 20, 2000 as the record date for the determination of holders of common shares entitled to notice of the Meeting and any adjournments thereof.

The Board of Directors has by resolution fixed the close of business on the second business day preceding the day of the Meeting (excluding Saturdays, Sundays and holidays) and any adjournments thereof as the time before which proxies to be used or acted upon at the Meeting or any adjournments thereof shall be deposited with the Corporation or its transfer agent.

DATED at Toronto, Canada this 25th day of April, 2000.


                                        By Order of the Board of Directors

                                        /s/ J.C. PENNIE
                                        --------------------------------
                                        J.C. PENNIE
                                        Chairman of the Board

                            AMERICAN ECO CORPORATION

                         MANAGEMENT INFORMATION CIRCULAR


SOLICITATION OF PROXIES

          THIS MANAGEMENT INFORMATION CIRCULAR (THE "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF AMERICAN ECO CORPORATION (THE "CORPORATION" OR THE "COMPANY") FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS (THE "MEETING") OF THE CORPORATION TO BE HELD AT THE TIME AND PLACE AND FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING. References in this Circular to the Meeting include any adjournment or adjournments thereof. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally by officers and regular employees of the Corporation. The Corporation may also retain an independent proxy solicitation firm whose fees are not expected to exceed CDN$18,000.


APPOINTMENT AND REVOCATION OF PROXIES
-------------------------------------

          The persons named in the enclosed form of proxy are directors and/or officers of the Corporation. A shareholder desiring to appoint some other person, who need not be a shareholder, to represent him at the Meeting, may do so by inserting such person's name in the blank space provided in the enclosed form of proxy or by completing another proper form of proxy and, in either case, depositing the completed proxy at the registered office of the Corporation or the Corporation's transfer agent indicated on the enclosed envelope not later than 48 hours (exclusive of Saturdays, Sundays and holidays) before the time of the Meeting.

          The board of directors (the "Board") of the Corporation has fixed April 20, 2000 as the record date, being the date for the determination of the registered holders of securities entitled to receive notice of the Meeting and entitled to vote at the Meeting, except that a transferee of common shares acquired after the record date shall be entitled to vote the transferred common shares at the Meeting if he produces properly endorsed certificates for such common shares or otherwise establishes that he owns such common shares and demands by written request, delivered to the Corporation's transfer agent, CIBC Mellon Trust Company, no later than ten days before the Meeting, that his name be included in the list of shareholders entitled to vote at the Meeting.

          A shareholder forwarding the enclosed proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the shareholder giving the proxy wishes to confer a discretionary authority with respect to any item of business then the space opposite the item is to be left blank. The shares represented by the proxy submitted by a shareholder will be voted in accordance with the directions, if any, given in the proxy.

          A proxy given pursuant to this solicitation may be revoked by instrument in writing, including another proxy bearing a later date, executed by the shareholder or by his attorney authorized in writing, and deposited either at the registered office of the Corporation or its transfer agent at any time up to and including the last business day preceding the date of the Meeting or with the Chairman of the Meeting on the day of the Meeting or in any other manner permitted by law.

EXERCISE OF DISCRETION BY PROXIES
---------------------------------

          The persons named in the enclosed form of proxy will vote the shares in respect of which they are appointed in accordance with the direction of the shareholders appointing them. IN THE ABSENCE OF SUCH DIRECTION, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PASSING OF ALL THE RESOLUTIONS DESCRIBED BELOW. THE ENCLOSED FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. At the time of printing this Circular, management knows of no such amendments, variations or other matters to come before the Meeting. However, if any other matters which are not now known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxies.

          The affirmative vote of a majority of the common shares represented in person or by proxy at the Meeting is required for the election of directors and the appointment of the auditors.


SECURITIES AND PRINCIPAL HOLDERS THEREOF
----------------------------------------

          As at April 20, 2000, 22,660,394 common shares of the Corporation were issued and outstanding. Each common share entitles the holder thereof to one vote on all matters to be acted upon at the Meeting.

          To the knowledge of the directors and officers of the Corporation, no person, firm or corporation beneficially owns, directly or indirectly, or exercises control or direction over voting securities of the Corporation carrying more than 5% of the voting rights attached to any class of voting securities of the Corporation. As at April 20, 2000, the directors beneficially owned an aggregate of 688,740 common shares, or approximately 3.0% of the outstanding shares.


STATEMENT OF EXECUTIVE COMPENSATION
-----------------------------------

          The following table presented in accordance with Ontario Regulation 638/93 made under the Securities Act, Ontario sets forth all annual and long term compensation for services in all capacities to the Corporation and its subsidiaries for the fiscal year ended November 30, 1999 to the extent required by the Regulation in respect of each of the individuals who were Executive Officers of the Corporation, as that term is defined therein (the "Named Executive Officers"). Disclosure of compensation is provided for comparative purposes notwithstanding that such disclosure is not required where such Named Executive Officer received salary and bonuses totaling less than $100,000. All dollar amounts information in this table and elsewhere herein is presented in U.S. dollars, unless otherwise indicated. Specific aspects of the compensation of the Named Executive Officers are dealt with in further detail in subsequent tables.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM         ALL OTHER
                                                 ANNUAL COMPENSATION     COMPENSATION     COMPENSATION
                                   -------------------------------------------------------------------
    NAME                                                                 SECURITIES
    AND                                                 OTHER ANNUAL     UNDERLYING
  POSITION           YEAR     SALARY ($)    BONUS ($)  COMPENSATION ($)  OPTIONS (#)
  --------           ----     ----------    ---------  ----------------  ----------
J.C. Pennie          1999     0              0         335,000 (4)       140,000     0
Chairman             1998     0              0         303,000 (4)       40,000      0
of the Board         1997     0              0         112,885 (4)       100,000     0


Michael E. McGinnis  1999     296,923 (1)    0         8,310 (2)         210,000     0
President and        1998     300,000 (1)    0         11,676 (2)        40,000      0
Chief Executive      1997     279,166 (1)    0         10,885 (2)        150,000     0
Officer


Matthew D. Hill      1999     199,103 (1)    0         11,297 (2)        161,000     0
Chief Operating
Officer and Senior
Vice President (3)

(1) Includes $2,000, $1,056, and $1,600 of deferred compensation contributed by the Company to Mr. McGinnis' 401(k) Plan in fiscal 1999, 1998 and 1997, respectively, and includes $2,500 of deferred compensation contributed by the Company to Mr. Hill's 401(k) Plan in fiscal 1999.
(2)  Represents automobile lease payments or allowance paid by the Company.
(3)  Became an Executive Officer during Fiscal Year 1999.
(4) Represents fees paid to Windrush Corporation of which by Mr. Pennie is President, for executive services for the Company's Toronto office.

LONG-TERM COMPENSATION PLANS
----------------------------

OPTIONS GRANTS IN 1999
----------------------

          The following table provides information with respect to stock options granted to the Named Executive Officers during fiscal 1999 under the terms of the Corporation's stock option plan.

                              STOCK OPTIONS GRANTED
                     in Fiscal Year Ended November 30, 1999
                                                         MARKET VALUE
                                  % OF TOTAL            OF SECURITIES
                                   OPTIONS                UNDERLYING
                     SECURITIES   GRANTED TO              OPTIONS ON
                       UNDER      EMPLOYEES    EXERCISE  THE DATE OF
                      OPTIONS    IN FINANCIAL   PRICE       GRANT     EXPIRATION
                     GRANTED (#)    YEAR        (CDN$)      (CDN$)       DATE
NAME                 -----------    ----        ------      ------       ----
----

J.C. Pennie          140,000         15%         2.20      308,000     4/23/04

Michael E. McGinnis  210,000         23%         2.20      462,000     4/23/04

Matthew D. Hill      100,000         17%         2.21      221,000     3/23/04
                      31,000                     2.20      68,200      4/23/04
                      30,000                     1.76      52,800       9/7/04

Options Exercised and Aggregate Remaining
-----------------------------------------

          The following table provides information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended November 30, 1999 and the balance of stock options remaining after such exercises.

                                                 NUMBER OF       VALUE OF
                                                SECURITIES   UNEXERCISED IN-THE-
                                                UNDERLYING      MONEY STOCK
                                                UNEXERCISED   OPTIONS AT FISCAL
                                             OPTIONS AT FISCAL   YEAR-END
                                                 YEAR-END       (CDN$)(1)
                                                    (#)
                    SECURITIES
                     ACQUIRED
                      UPON       VALUE REALIZED  EXERCISABLE/    EXERCISABLE/
     NAME           EXERCISE(#)       (US$)      UNEXERCISABLE   UNEXERCISABLE
     ----           -----------       -----      -------------   -------------
J.C. Pennie             --             --        104,000/176,000      0/0
Michael E. McGinnis     --             --        164,000/256,000      0/0
Matthew D. Hill         --             --         47,000/145,000      0/0

(1) Based on the closing price of the Common Shares on The Toronto Stock Exchange on November 30, 1999 of CDN$1.21.

OTHER COMPENSATION MATTERS
--------------------------

          There were no long-term incentive awards made to Named Executive Officers of the Corporation during the fiscal year ended November 30, 1999.

          The Corporation has instituted for its US branch employees a 401(k) Plan that enables its employees to save for retirement with tax deferred contributions. The Plan may be summarized as follows:

               Employees become eligible to participate upon attaining age 21 and completing six months of service. Employees may elect to defer between 1% and 15% of their current compensation into the Plan, subject to an IRS limitation of a maximum of 15% of their annual compensation (up to the first $160,000 of annual compensation) or $10,000, whichever is lower. The Corporation may make a contribution to the Plan, known as a 401(k) matching contribution, on behalf of those participants who have made salary deferral contributions. The Corporation's contribution, if any, will be an amount not to exceed 50% of the first 4% and if any matching 401(k) contributions remain, they will be allocated to each such participant in an amount not to exceed 50% of the next 4% of their compensation contributed as salary deferral contributions. The Corporation may make a profit sharing contribution to the Plan for all participants. The amount of these contributions, if any, will be determined by the Board. The employees' share of the Corporation's profit sharing contribution will be allocated to their accounts based on the ratio that their compensation bears to the total compensation of all participants eligible for a share of such contribution.

               During the fiscal year 1999, the Corporation's matching contribution under the 401(k) Plan for Mr. McGinnis was $2,000 and for Mr. Hill was $2,500.

EMPLOYMENT CONTRACTS
--------------------

          As of May 1, 1999, the Company and Michael E. McGinnis entered into a new employment agreement for Mr. McGinnis to serve as President and Chief Executive Officer pursuant to which he receives an annual base salary of $300,000, an automobile allowance of $750 per month plus any operating and maintenance expenses associated with such vehicle, and is entitled to participate in an annual bonus program determined by the level of basic earnings per share of the Company for each fiscal year of the term of the employment agreement. The agreement provides for $5 million life insurance coverage, up to five years compensation upon termination by the Company without cause, and upon change of control subject to certain limitations. The agreement is subject to two-year non-compete on certain conditions. The employment agreement terminates on May 1, 2004. Mr. McGinnis agreed to a salary reduction of $50,000 as of January 1, 2000.

          The Company and Matthew D. Hill have entered into an employment agreement pursuant to which Mr. Hill receives an annual base salary of $200,000, an automobile allowance of $750 per month plus any operating and maintenance expenses associated with such vehicle, and is entitled to participate in an annual bonus program determined by the level of basic earnings per share of the Company for each fiscal year of the term of the employment agreement. The agreement provides for $2 million life insurance coverage, up to two years compensation upon termination by the Company without cause, and upon change of control subject to certain limitations. The agreement is subject to two-year non-compete on certain conditions. The employment agreement terminates on June 1, 2002. Mr. Hill agreed to a salary reduction of $16,000 as of January 1, 2000.

          As of March 20, 2000, the Company and David T. Tighe entered into a employment agreement for Mr. Tighe to serve as Chief Financial Officer and Vice President pursuant to which he receives an annual base salary of $175,000, an automobile allowance of $750 per month plus any operating and maintenance expenses associated with such vehicle, and is entitled to participate in an annual bonus program determined by the level of basic earnings per share of the Company for each fiscal year of the term of the employment agreement. The agreement provides for $2 million life insurance coverage, up to three years compensation upon termination by the Company without cause, and upon change of control subject to certain limitations. The agreement is subject to two-year non-compete on certain conditions. The employment agreement terminates on March 20, 2003.

          Michael Appling Jr. received compensation in the amount of $________ for the period from June 1999 through March 2000 as Vice President and Chief Financial Officer of the Company.

          Many of the Company's senior officers agreed to voluntary salary reductions as of January 1, 2000.

COMPOSITION OF THE COMPENSATION COMMITTEE AND AUDIT COMMITTEE
-------------------------------------------------------------

          Messrs. William A. Dimma and Donald R. Getty comprised the Corporation's Compensation Committee during fiscal 1999. None of the members of the Compensation Committee performed similar functions with other public companies during fiscal 1999 other than Mr. Dimma who serves on the compensation committee of several other companies. Mr. Melvin J. Corbeil was appointed to the Compensation Committee on March 28, 2000.

          Messrs. Barry Cracower and William A. Dimma comprised the Corporation's Audit Committee during fiscal 1999. Mr. Michael Appling Jr. was appointed to the Audit Committee on March 28, 2000.


REPORT ON EXECUTIVE COMPENSATION
--------------------------------

          It is the responsibility of the Compensation Committee to determine the level of compensation in respect of the Corporation's senior executives with a view to providing such executives with a competitive compensation package having regard to performance. Performance is defined to include achievement of the Corporation's strategic objective of growth and the enhancement of shareholder value through increases in the stock price resulting from a stronger balance sheet and increased earnings.

          Compensation for executive officers is composed primarily of three components; namely, base salary, performance bonuses and the granting of stock options. Performance bonuses are considered from time to time having regard to the above referenced objectives.

          In establishing the levels of base salary, the award of stock options and performance bonuses, the Compensation Committee takes into consideration individual performance, responsibilities, length of service and levels of compensation provided by industry competitors.

          The Compensation Committee is also responsible for reviewing the Corporation's manpower and succession plans to ensure that adequate plans are in place.

COMPENSATION OF DIRECTORS
-------------------------

          The directors of the Corporation who are not otherwise employees or consultants of the Corporation receive CDN$20,000 per year. In addition, the directors of the Corporation receive CDN$1,000 per Board or committee meeting and all reasonable expenses incurred by the directors in respect of their duties are reimbursed by the Corporation. None of the directors of the Corporation receives compensation in his capacity as a director pursuant to any other arrangement or in lieu of any standard arrangement except through the granting of stock options.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
-----------------------------------------------------------------

          In August 1998, the Board of Directors authorized the Company to loan up to $100,000 to each Director for the purpose of using the proceeds to purchase the Company's Common Shares in the open market. These loans are to be repaid in three years, bear interest at the rate of 9-5/8% per annum, and are unsecured. Messrs. Fradella, a former Director, Getty and Pennie each took a loan for $100,000 and Mr. Cracower took a loan for $50,000. As of November 30, 1999, the following Director loans were outstanding: Mr. Fradella - $112,499.32, Mr. Getty - $112,472.95, Mr. Pennie - $84,448.84 and Mr. Cracower - $20,212.52.

          During fiscal 1997, the Company loaned $84,100 to Michael E. McGinnis, a director and executive officer of the Company, for the purpose of purchasing Common Shares of the Company in the open market. The loan increased his indebtedness to the Company to $630,057. The loan was to mature on May 7, 1998, and the maturity was extended to May 31, 2001, bearing interest at the rate of 10.0% per annum. The outstanding balance of the loan, including interest, as of November 30, 1999 was $724,659.14.

          In September 1998, the Company loaned $100,000 to Besim Halef, an executive officer, repayable over three years, together with interest at the rate of 6% per annum. The outstanding balance of the loan, including interest, as of November 30, 1999 was $107,486.30.

TRANSACTIONS WITH MANAGEMENT OR AFFILIATES OF MANAGEMENT
--------------------------------------------------------

          Pursuant to an agreement among the Company, Windrush Corporation ("Windrush"), and J.C. Pennie, dated May 1, 1999, Windrush received a fee of $20,000 per month in consideration for executive services for administration, strategic and marketing planning provided to the Company and is eligible for annual profit participation based upon levels of the Company's earnings per share. This agreement expires on May 1, 2004, and has a five-year renewable term and is subject to a five-year payment upon a change in control. Mr. Pennie on behalf of Windrush has agreed to a fee reduction to $18,000 per month. J.C. Pennie, the Chairman of the Board of Directors of the Company, is President of Windrush. Windrush also received a one-time payment of $145,000 for consulting services related to unsuccessful acquisitions. The previous agreement paid Windrush a monthly fee of $10,000 from November 1998 to May 1999.

          As of August 31, 1997, the Company sold its subsidiaries Eco Environmental, Inc. and Environmental Evolutions, Inc. to Eurostar Interests Ltd. ("Eurostar") for an aggregate purchase price of $11.0 million payable in a one-year promissory note (the "Eco Note"), which was to be collateralized by all of the capital stock of Eurostar. Eurostar assigned its interest in Eco Environmental and Environmental Evolutions to UKstar (Canada) Inc. ("UKstar"), which in turn transferred its interest in Eco Environmental and Environmental Evolutions to Eco Technologies International, Inc. ("ETI"), a Canadian public company. UKstar owns 85.5% of ETI. Windrush owns 1.6% of ETI. Mr. Pennie also served as the Secretary of UKstar and as the Chairman of ETI, and Barry Cracower, a director of the Company, also served as a director of ETI until they resigned on March 30, 1999. In February 1998, UKstar paid $603,000 to the Company for reimbursement of monies advanced by the Company for the operating expenses of Eco Environmental and Environmental Evolutions from September 30, 1997 to November 30, 1997. In October 1998, UKstar paid $3.0 million on the Eco Note, and was to repay the remaining $9,313,975 on September 30, 2000 with quarterly interest installments of $227,028, which obligations are collateralized by 2,000,000 shares of ETI Common Stock and a $3.0 million performance bond. The Company has made a claim on the $3.0 million bond and has placed Ukstar under demand for payment. The Company has written off the entire note balance, but will continue to pursue all rights and remedies to collect all amounts owed.

          In July 1998, Industra Service Corporation entered into a 15-year lease for an office, shop and warehouse in Edmonton, Alberta from Sunnybank Property Ltd., a company in which Honorable Donald R. Getty, a director of the Company, is President and has a 25% interest. The annual lease payments are $320,000. Management believes the lease terms are at commercially reasonable rates.

          In June 1999, the Company entered into an agreement with Honorable Donald R. Getty, a director of the Company, to provide consultant services to help the Company identify upcoming projects and introduce it to prospective clients. The agreement expires in 12 months and the fee is $5,000 per month.

          Effective April 1, 2000, the Company entered into an agreement with Mr. Joseph DeFranco, the President of the Separation and Recovery Systems, Inc.

as he has retired into a Consultant role with the company. The agreement provides for a total compensation of $225,000 for the three year period.

ELECTION OF DIRECTORS [PROPOSAL 1]
---------------------

          Seven directors will be elected at the Meeting. Each nominee currently serves as a member of the Board. Management does not contemplate that any of the nominees will be unable to serve as a director but if that should occur for any reason prior to the Meeting, it is intended that discretionary authority shall be exercised by the persons named in the enclosed form of proxy to vote the proxy for the election of any other person or persons in place of any nominee or nominees unable to serve. The term of office of each of the following proposed nominees will expire at the next meeting of shareholders of the Corporation when a successor is duly elected or appointed unless his office is earlier vacated in accordance with the Corporation's by-laws. All directors other than Michael Appling Jr. and Melvin J. Corbeil were elected at last year's shareholder meeting. The information as to the shares of each nominee beneficially owned, or over which control is exercised, has been furnished by the respective nominee.

          The following table sets forth certain information pertaining to the persons proposed to be nominated for election as directors.

===============================================================================================
                                                                             NUMBER OF SHARES
                                                                            BENEFICIALLY OWNED,
                                                                               DIRECTLY OR
                                                                            INDIRECTLY, OR OVER
                                                                              WHICH CONTROL OR
                                         POSITION WITH THE    YEAR FIRST       DIRECTION IS
     NAME           PRINCIPAL OCCUPATION    CORPORATION    BECAME A DIRECTOR   EXERCISED *(1)
-----------------------------------------------------------------------------------------------
J. C. Pennie          Chairman of the       Chairman of          1992           126,400(2)
                      Corporation and       the Board
                      President of
                      Windrush
                      Corporation
-----------------------------------------------------------------------------------------------
Michael Appling Jr.   Vice President of     Director             2000            40,000(3)
                      Corporate
                      Development of
                      Chematch.com
-----------------------------------------------------------------------------------------------
Melvin J. Corbeil     Consultant            Director             2000            20,000(4)
-----------------------------------------------------------------------------------------------
Barry Cracower        President, Pharmx     Director         1992 to 1993        98,000(5)
                      Rexall Drug Stores,                      and 1997
                      Ltd.
-----------------------------------------------------------------------------------------------
William A. Dimma      Chairman of the       Director             1997            84,000(5)
                      Board, Swiss
                      Reinsurance
                      Company Canada
                      Ltd.
-----------------------------------------------------------------------------------------------
Hon. Donald R. Getty  President,            Director             1997           119,000(5)
                      Sunnybank
                      Investments Ltd.
-----------------------------------------------------------------------------------------------
Michael E. McGinnis   President and Chief   President and        1993           201,340(6)
                      Executive Officer of  Chief Executive
                      the Corporation       Officer
===============================================================================================

(1) Unless otherwise indicated, the Company has been advised that each person above has sole voting and investment power over the Common Shares indicated above. The number of shares beneficially owned includes Common Shares which each beneficial owner has the right to acquire within 60 days of April 20, 2000.
(2) Includes (i) 84,000 Common Shares presently exercisable underlying stock options, (ii) 700 Common Shares owned by his wife and (iii) 41,700 Common Shares owned by a corporation of which he is President.
(3) Includes 40,000 Common Shares presently exercisable underlying stock options.
(4) Includes 20,000 Common Shares presently exercisable underlying stock options.
(5) Includes 84,000 Common Shares presently exercisable underlying stock options.
(6) Includes 124,000 Common Shares presently exercisable underlying stock options.

          J.C. PENNIE (age 60) has been a director of the Company since February 1992, the Chairman of the Board of Directors since December 1998 and was the Vice-Chairman from October 1993 to December 1998. Mr. Pennie served as the Company's President and Chief Executive Officer in 1992 in order to execute the downsizing and reorganization of the Company. Since 1974, he has been President of Windrush Corporation which provides management and financial services to turnaround and start-up companies. He is also the Chairman of Imark Corporation, a Canadian public company.

          MICHAEL APPLING JR., CPA, (33) has been a director of the Company since March 28, 2000. Mr. Appling was formerly Vice President and Chief Financial Officer of the Company from June 1999 to March 27, 2000 until he resigned his position. Since April 2000, Mr. Appling has been Vice President of Corporate Development of Chematch.com, an internet bulk chemical trader. He is also a Director of U.S. Industrial Services, a company 82% owned by American Eco. From September 1997 to June 1999, Mr. Appling was Vice President of Finance and Accounting and Director of Corporate Development for ITEQ, Inc., a Houston-based public company. From 1991 to 1997, Mr. Appling worked for the audit practice at Arthur Andersen LLP.

          MELVIN J. CORBEIL (age 67) has been a director of the Company since March 28, 2000. He served as President of Brand Insulations, Inc. from 1965 until his retirement in 1992. He also started up a scaffold management company for Brand which included rentals and erection. His range of projects included nuclear and fossil power plants, grass roots refineries, and the Alaskan pipeline. Prior to Brand, Mr. Corbeil worked as a Construction Superintendent for the Armstrong Cork Company.

          BARRY CRACOWER (age 61) has been a director of the Company since December 1996. Mr. Cracower has been the President of Pharmx Rexall Drug Stores Ltd., a drug store chain based in Concord, Ontario, since 1990. Prior to 1990, he held senior executive positions at several major Canadian corporations. Mr. Cracower served on the Board of Directors of the predecessor corporation to the Company, ECO Corporation, in 1992 during its restructuring. He also is a director of Algonquin Mercantile Corporation, Imark Corporation, and Katz Enterprises, all Canadian companies.

          WILLIAM A. DIMMA (age 71) has been a director of the Company since January 1997. He has sat on 48 corporate Boards and 28 not-for-profit Boards since 1967. From 1975 to 1993, he was, successively, President of Torstar Corporation and Toronto Star Newspapers Limited, A.E. LePage Limited, and Royal LePage Limited. Mr. Dimma currently chairs the Boards of Home Capital Group Inc., Perigee Inc., Royal LePage Commercial Advisory Board, SwissRe Holdings (Canada) Inc., Swiss Re Life & Health Canada and Swiss Reinsurance Company Canada. In addition, he is a director of Minacs Worldwide Group Inc., Magellan Aerospace Corporation, and Trilon Financial Corporation.

          HONORABLE DONALD R. GETTY (age 66) has been a director of the Company since January 1997. Mr. Getty has been the President and Chief Executive Officer of Sunnybank Investments Ltd., an investment and consulting company located in Edmonton, Alberta, since December 1992. Mr. Getty has held elected and appointive offices in Canadian government, most recently as the Premier of the Province of Alberta from 1985 to 1992 and as the Minister of Energy and Natural Resources for the Provincial Government of Alberta between 1971 and 1979. Mr. Getty currently serves on the boards of directors of Guyanor Resources S.A., a mining company in French Guyana; and Nationwide Resources, Mera Petroleum, an oil and gas company, Cen Pro Technologies, an engineering company and Eclipse Investments, all located in Canada. Mr. Getty is also a director and Vice Chairman of the Alberta Racing Corporation, which is responsible for all forms of horse racing in Alberta, Canada.

          MICHAEL E. MCGINNIS (age 50) has been the Chief Executive Officer of the Company since 1993, the President since December 1998 having served as President from 1993 to July 1998, a director since 1994 and was Chairman from May 1997 to December 1998. He was the President and Chief Executive Officer of Eco Environmental, a provider of environmental remediation services to industrial clients, when it was acquired by the Company in 1993. Prior to joining Eco Environmental, in 1992, Mr. McGinnis served in various operational and administrative capacities with The Brand Companies, Inc. Mr. McGinnis has been a director of USIS since February 1996, having served as its Chairman of the Board from June 1996 to October 1997, and its President from March 1996 to August 1996, and resumed serving as President in November 1999.


STATEMENT OF CORPORATE GOVERNANCE PRACTICE
------------------------------------------

          In accordance with the disclosure requirements of The Toronto Stock Exchange (the "TSE") and using the corporate governance guidelines set out in
Section 474 of the TSE Company Manual as a reference, the Board has adopted the following statement of corporate governance practices:

          The Board implicitly and explicitly acknowledges its responsibility for the stewardship of the Corporation:

(i) The Board participates in strategic planning as the acceptor and/or adopter of the strategic plans proposed and developed by management. The strategic planning process has been the responsibility of management. The Board will undertake periodic reviews of the strategic planning process.

(ii) The Board has considered and in its deliberations considers the principal risks of the Corporation's business and receives periodic reports from management of the Corporation's assessment and management of those risks.

(iii) The Board has, from time to time, considered succession issues and takes responsibility for appointing and monitoring officers of the Corporation.

(iv) The Board has discussed and considered how the Corporation communicates with its various shareholders and periodically reviews and approves the Corporation's communications with the public but has no formal communications policy.

(v) The Board, directly and through its Audit Committee, assesses the integrity of the Corporation's internal control and management information systems.

          Given the extensive experience of senior management of the Corporation in the Corporation's principal business, it has not been necessary for the Board to encourage senior management to participate in appropriate professional and personal development activities, courses and programs. However, the Board does support management's commitment to the training and development of all permanent employees.

          The Board currently comprises seven members of whom four are unrelated directors. The Board has examined its size and has determined that it does not need to reduce its number. The Board has considered the relationship of each current director. Three current directors, namely J.C. Pennie, Michael E. McGinnis, and Michael Appling Jr. are related by virtue of their present or former positions in the Corporation. Messrs. Cracower, Dimma, Getty, and Cobreil who are currently directors of the Corporation, are unrelated as they are free from any interest and any business or other relationship which would materially interfere with the director's ability to act with a view to the best interest of the Corporation.

          The Board has not constituted a formal nominating committee to be responsible for proposing new nominees to the Board and for assessing directors on an ongoing basis. Nominations for the Board have been the result of recruitment efforts by several directors and have been discussed informally with several directors before being brought to the Board as a whole.

          The Corporation has combined the Corporate Governance Committee and the Audit Committee. The Corporate Governance Committee expressly assumes responsibility for developing the Corporation's approach to governance issues and is responsible for the responses to governance guidelines. The Corporation has not developed position descriptions for the Chairman of the Board and the Chief Executive Officer. Any responsibility which is not delegated to management or a Board committee remains with the Board.

          Board members who are not otherwise employees or consultants are presently compensated on the basis of CDN$20,000 per year, paid quarterly. Board members receive CDN $1,000 per meeting and all reasonable expenses incurred by them in respect of their duties are reimbursed by the Corporation. In addition, Board members have been granted stock options under the Corporation's stock option plan. The Board is of the view that compensation to directors is adequate in light of the responsibilities and risks involved in being an executive director.

          The Board has functioned, and is of the view that it can continue to function, independently of management, as required. The Board has not appointed a chair of the Board who is an unrelated director. However, unrelated directors are free to add items to agendas or to request the calling of Board meetings where deemed necessary and all members of the Board are invited to raise issues not on the agenda at Board meetings.

          The Board has not met without management present. If the Board believed it was appropriate and meaningful it would formalize the process by which the Board would meet without management and for handling the Board's overall relationship with management.

          The Audit Committee is currently composed of three directors, two of whom are unrelated. The Compensation Committee is currently composed of three directors, all of whom are unrelated.

          The Audit Committee's mandate includes a review of the annual and quarterly financial statements, material investments and transactions that could materially affect the financial position of the Corporation. The Audit Committee establishes and monitors procedures to resolve conflicts of interest and reviews audit and financial matters. Through meetings with external auditors and senior management, the Audit Committee discusses, among other things, the effectiveness of internal control procedures established for the Corporation.

          The Board has not constituted a committee comprised exclusively of outside directors, a majority of whom are unrelated directors, to assess the effectiveness of the Board as a whole, the committees of the Board and the contribution of individual directors. This task has been assigned to the Audit Committee.

          The Corporation does not have a formal process of orientation and education for new members of the Board. This process is handled informally by members of the Board.

          The Board does not have a system to enable an individual director to engage an outside adviser at the expense of the Corporation in appropriate circumstances because such Board member would refer such a matter to the Chief Executive Officer who would be empowered to appoint such an advisor.

          [GRAPH OMITTED]

PERFORMANCE GRAPH
-----------------

          The performance graph compares the total cumulative shareholder return for $100 invested in common shares of the Corporation during the period from December 1, 1994 through November 30, 1999 with the cumulative total return of The Toronto Stock Exchange 300 Company Index and publicly traded companies which constitute the Engineering and Construction industry group on Standard & Poor's S&P 500 Index. The shareholder return shown below for the historical periods may not be indicative of future performance.


APPOINTMENT OF AUDITORS [PROPOSAL 2]
-----------------------

          Unless such authority is withheld, the persons named in the accompanying proxy intend to vote for the appointment of PricewaterhouseCoopers L.L.P., Certified Public Accountants, as auditors of the Corporation for the 2000 fiscal year and to authorize the directors to fix their remuneration. PricewaterhouseCoopers L.L.P. were first appointed the Corporation's auditors on May 7, 1997. A representative of PricewaterhouseCoopers L.L.P. is expected to be present at the Meeting, and he will have an opportunity to make a statement if he desires and will be available to respond to appropriate questions.


NEW CORPORATE NAME - GLOBAL OUTSOURCING CORPORATION [PROPOSAL 3]
---------------------------------------------------

          The Corporation is seeking shareholder approval for a change of name to "Global Outsourcing Corporation" (or such other name as may be approved by the directors of the corporation) as it is more descriptive of the Company's business. The Corporation believes a more focused name will strengthen its competitive position in the growing outsourcing markets to provide its customers an outsourcing solution for their support services and industrial needs. The special resolution with respect to the name change requires the approval of two-thirds of the votes cast thereon in person or by proxy at the Meeting. The special resolution is also subject to requisite regulatory approval, including without limitation, the approval of the TSE.

AMENDMENT TO STOCK OPTION PLAN [PROPOSAL 4]
------------------------------

          The Corporation has a stock option plan for the grant of options to its directors, officers, employees and consultants for the purchase of the Corporation's common shares (the "Plan"). The Plan as well as the rules of the TSE provide that any amendment to a stock option plan must be pre-cleared with the TSE. The Plan currently provides that the term of all options granted thereunder shall be five years and that 20% of each of the options granted shall vest in each year of the five year period.

          The Plan currently provides that 4,342,036 common shares are to be reserved for issuance pursuant to the exercise of options granted thereunder. As of April 3, 2000, an aggregate of 3,555,500 options to purchase common shares are outstanding and 777,125 options have been exercised under the Plan. On March 28, 2000, options for an aggregate of 935,000 common shares were granted to officers and directors. No options or other entitlements under the Plan have been granted subject to shareholder ratification.

          Management of the Corporation feels that it is appropriate, in order to provide maximum incentive to all individuals provided with stock options, that the Plan be amended to provide that, unless otherwise resolved by the Board of Directors of the Corporation in either instance, the term of each option granted shall be ten years and each option granted shall be subject to immediate vesting. The forgoing amendment to the Plan is subject to requisite regulatory approval, including without limitation, the approval of the TSE.

          The Plan, as amended, currently provides that the maximum number of common shares which may be reserved for issuance to any one insider pursuant to share options under the amended Plan or any other share compensation arrangement may not exceed 5% of the common shares outstanding at the time of grant (on a non-diluted basis). The maximum number of common shares that may be reserved for issuance to insiders of the Corporation in the aggregate under the amended Plan or any other share compensation arrangement is limited to 10% of the common shares outstanding at the time of the grant (on a non-diluted basis).

          Set forth below, in tabular form are the particulars of the outstanding options, the original expiry date and the proposed new expiry date, the original amount of unvested options and the option expiry price:

================ ============== =============== ============= =============
                                                  ORIGINAL
                                                  AMOUNT OF
                    ORIGINAL       NEW EXPIRY      UNVESTED       OPTION
   HOLDERS         EXPIRY DATE        DATE         OPTIONS     EXPIRY PRICE
---------------- -------------- --------------- ------------- -------------
               Option Price in Canadian Dollars unless indicated
---------------------------------------------------------------------------

DIRECTORS            12/01/00        12/01/05        20,000      $4.60
                     04/23/04         4/23/09       770,000      $2.20
                     06/26/00         6/26/05        50,000      $2.80
                     06/26/00         6/26/05        50,000      $1.50
                     03/28/05         3/28/10       860,000      $1.57

OFFICERS             01/02/01          1/2/06        11,000      $4.90
                     03/15/01         3/15/06        18,750     $6.00*
                     11/29/01        11/29/06        20,000      $9.25
                     07/14/02         7/14/07        25,000     $11.00
                     06/18/03         6/18/08       102,000      $9.75
                     03/23/04         3/23/09       130,000      $2.21
                     04/23/04         4/23/09       166,750      $2.20
                     09/07/04          9/7/09       195,000      $1.76
                     01/31/05         1/31/10       220,000      $1.50
                     03/28/05         3/28/10        75,000      $1.80

EMPLOYEES            12/01/00         12/1/05         6,000      4.60
                     01/02/01          1/2/06        14,000      4.90
                     03/15/01         3/15/06         9,750      6.00*
                     07/14/02         7/14/07        10,000      11.00
                     06/18/03         6/18/08       107,000      9.75
                     03/23/03         3/23/08       250,000      1.75*
                     04/23/04         4/23/09       154,750      2.20
                     09/07/04          9/7/09       273,000      1.76
                     01/31/05         1/31/10        12,500      1.50
                     02/21/05         2/21/10         5,000      1.55
---------------------------------------------------------------------------
                                                    * Indicates US Dollars
===========================================================================

          The Corporation will not provide financial assistance to participants under the Plan to facilitate the purchase of common shares, except on an ad hoc basis, as and when determined appropriate by the Board.

          The Corporation has no other share compensation plans or share arrangements in place and none are currently contemplated.

          Directors and officers as a group (the "Insiders") who currently are optionholders as set forth above, hold in the aggregate common shares in the capital of the Corporation, representing 1.3% of the issued and outstanding shares of the Corporation. As it is currently anticipated that the TSE will not allow the Insiders to vote on the resolution to amend existing stock options, the Insiders will refrain from voting on the resolution set forth below.

          The resolution approving the amendment to the Plan requires confirmation by a majority of the votes cast thereon in person or by proxy at the Meeting exclusive of the Insiders. Additionally, the amendment to the Plan is subject to the prior approval of the TSE.

          The text of the resolution to be submitted to Shareholders is set forth below.

NOW THEREFORE BE IT RESOLVED THAT:
          1. Subject to receipt of requisite regulatory approval, including without limitation, the approval of The Toronto Stock Exchange, the Corporation's stock option plan for directors, officers, employees and consultants (the "Plan") be and the same is hereby amended to provide that, unless board approval provides to the contrary in each instance, the term of each option granted under the Plan shall be ten years and each option granted pursuant to the Plan shall be subject to immediate vesting.

          2. Any one director or officer of the Corporation be and he is hereby authorized and directed to do all such acts and things and to execute and deliver under the corporate seal or otherwise all such deeds, documents, instruments and assurances as in his opinion may be necessary or desirable to give effect to this resolution.


GRANT OF WARRANTS TO A CONSULTANT (PROPOSAL 5)
----------------------------------------------

          Shareholders are next being asked to consider and if thought fit, approve the grant to a consultant ("Consultant") of warrants to purchase 160,000 common shares in the capital of the Corporation at an exercise price of US$2.00 per share, expiring on March 8, 2001 (the "Warrants"). The Corporation has granted the Warrants to Consultant in partial consideration of certain consulting services to be provided by Consultant, including developing a wider and informed shareholder following. Consultant is at arm's length with the Corporation. However, pursuant to the rules of The Toronto Stock Exchange, shareholder approval is required in connection with the grant of the Warrants as the grant is not being made pursuant to the Corporation's stock option plan.

          The text of the resolution to be approved by shareholders is set forth below. The resolution must be approved by a majority of the votes cast thereon in person or by proxy at the meeting.

NOW THEREFORE BE IT RESOLVED THAT:

          1. The grant by the Corporation to Consultant of warrants to purchase 160,000 common shares in the capital of the Corporation at an exercise price of US$2.00 per share expiring on March 8, 2001 be and the same is hereby authorized and approved.

          2. Any one director or officer of the Corporation be and he is hereby authorized and directed to do all acts and things and to execute and deliver, under the corporate seal or otherwise, all such deeds, documents, instruments and assurances as shall be required to give full force and effect to the foregoing resolution.


SHAREHOLDER PROPOSALS
---------------------

          December 26, 2000 is the date by which proposals of shareholders pursuant to the Securities and Exchange Commission proxy rules intended to be presented at the 2001 Annual and Special Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's management information circular relating to the 2001 Meeting.

OTHER MATTERS
-------------

          A copy of the Annual Report of the Corporation for the fiscal year ended November 30, 1999 including financial statements, is enclosed herewith. THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED NOVEMBER 30, 1999 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO INVESTMENT RELATIONS DEPARTMENT AT THE CORPORATION, AT 11011 JONES ROAD, HOUSTON, TEXAS 77070.

          The Board knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.

DIRECTORS' APPROVAL
-------------------

          The contents of this Circular and the sending thereof have been approved by the Board.


                                        By order of the board of directors

                                        /s/ J.C. Pennie
                                        ---------------------------------
                                        J.C. Pennie
                                        Chairman of the Board


April 25, 2000

                                                                PRELIMINARY COPY
                                                                ----------------


                    FORM OF PROXY SOLICITED BY THE MANAGEMENT
                           OF AMERICAN ECO CORPORATION
                    FOR USE AT AN ANNUAL AND SPECIAL MEETING
                          OF SHAREHOLDERS TO BE HELD ON
                              TUESDAY, MAY 30, 2000

The undersigned shareholder of AMERICAN ECO CORPORATION (the "Corporation") hereby appoints Michael E. McGinnis, the President and Chief Executive Officer of the Corporation, or J.C. Pennie, the Chairman of the Corporation, or in lieu
of the foregoing,                             to attend and vote on behalf of
                  ---------------------------
the undersigned at the Annual and Special Meeting of Shareholders of the Corporation to be held on the 30th day of May, 2000 and at any adjournments thereof.

The undersigned specifies that all of the voting shares owned by him and represented by this form of proxy shall be:

                    (1)       VOTED FOR                          ( )
                              WITHHELD FROM VOTING          ( )
                              in respect of the election of all nominees; J.C. Pennie, Michael Appling Jr., Melvin J. Corbeil, Barry Cracower, William A. Dimma, Hon. Donald R. Getty, and Michael E. McGinnis;

                              ----------------------------------
                              (Instruction: to withhold authority to vote for any nominee or nominees, write such nominee's name on the space provided above.)
                    (2)       VOTED FOR                          ( )
                              WITHHELD FROM VOTING          ( )
                              in respect of the appointment of auditors and authorizing the directors to fix their remuneration;
                    (3)       VOTED FOR                          ( )
                              AGAINST                       ( )
                              the special resolution to change the Corporation's name to Global Outsourcing Corporation or such other name as may be approved by the directors of the Corporation;
                    (4)       VOTED FOR                          ( )
                              AGAINST                       ( )
                              the approval of an amendment to the Corporation's stock option plan; and
                    (5)       VOTED FOR                          ( )
                              AGAINST                       ( )
                              The approval of a grant of warrants to the Corporation's consultant. (6) VOTED on such other business as may properly come before the Meeting or any adjournments thereof;

                    hereby revoking any proxy previously given.

                    D A T E D this          day of            , 2000.
                                   --------        -----------

                    ---------------------------------------
                    SIGNATURE OF SHAREHOLDER

                    ---------------------------------------
                    NAME OF SHAREHOLDER (PLEASE PRINT)


                    IF ANY AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING ARE PROPOSED AT THE MEETING OR ANY ADJOURNMENTS THEREOF OR IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON SUCH AMENDMENTS OR VARIATIONS ON SUCH OTHER MATTERS ACCORDING TO THE BEST JUDGEMENT OF THE PERSON VOTING THE PROXY AT THE MEETING OR ANY ADJOURNMENTS THEREOF.

Notes:

1. This form of proxy must be dated and signed by the appointor or his attorney authorized in writing or, if the appointor is a body corporate, this form of proxy must be executed by an officer or attorney thereof duly authorized.

2.             A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT
BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OR ANY ADJOURNMENTS THEREOF OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED THEREIN AND BY INSERTING IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE THE NAME OF THE DESIRED PERSON OR BY COMPLETING ANOTHER FORM OF PROXY AND, IN EITHER CASE, DELIVERING THE COMPLETED AND EXECUTED PROXY TO THE REGISTERED OFFICE OF THE CORPORATION OR ITS TRANSFER AGENT PRIOR TO THE CLOSE OF BUSINESS ON THE SECOND BUSINESS DAY PRECEDING THE DAY OF THE MEETING OR ANY ADJOURNMENTS THEREOF.

3.             THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN
ACCORDANCE WITH THE INSTRUCTIONS OF THE SHAREHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND SUBJECT TO SECTION 114 OF THE BUSINESS CORPORATIONS ACT, ONTARIO WHERE A CHOICE IS SPECIFIED, THE SHARES SHALL BE VOTED ACCORDINGLY AND WHERE NO CHOICE IS SPECIFIED, THE SHARES SHALL BE VOTED FOR THE MATTERS REFERRED TO IN ITEMS (3) AND (4). WHERE NO SPECIFICATION IS MADE TO VOTE OR WITHHOLD FROM VOTING IN RESPECT OF THE ELECTION OF DIRECTORS OR THE APPOINTMENT OF AUDITORS, THE SHARES WILL BE VOTED FOR.

4. Proxies to be used at the Meeting or any adjournments thereof must be received at the registered office of the Corporation or its transfer agent prior to the close of business on the second business day preceding the day of the Meeting or any adjournments thereof.

5. Please date the proxy. If not dated, the proxy shall be deemed to be dated on the date on which it is mailed.

6.             This proxy ceases to be valid one year from its date.

7. If your address as shown is incorrect, please give your correct address when returning this proxy.

PLEASE RETURN THE FORM OF PROXY,
IN THE ENVELOPE PROVIDED FOR
THAT PURPOSE TO:
                              THE CIBC MELLON TRUST COMPANY
                              200 Queen's Quay East
                              Unit 6
                              Toronto, Ontario
                              M5A 4K9

                              Attention: Proxy Department
                              Fax No.: (416) 368-2502